Jewell & Langsdale
Certified Public Accountants
1615 Bonanza St., Suite 209, Walnut Creek, CA 94596-4530  Telephone (925) 935-1028,  Fax (925) 935-1029
Irene T. Jewell, C.P.A                                                                                                                              Wilbur M. Parker (1923-1992)
Gary R. Lamgsdale, C.P.A.

    Board of Directors and Shareowners
    California News Tech

    We consent to the inclusion of a copy of California News Tech financial statements for the years ended December 31, 2003 and 2002, including our firm’s audit report thereon, dated April 6, 2004, with the Seventh Amended Form SB-2, Registration Statement Under the Securities Act of
                 1933, that will be filed with the U.S. Securities and Exchange Commission.

    Jewell & Langsdale
    Walnut Creek, California
    April 6, 2004